EXHIBIT 21.1

                            INDIANA GAS COMPANY, INC.

                                  Subsidiaries

Wholly Owned Subsidiaries:

None.

Less than Wholly Owned Subsidiaries:

                         State of Incorporation/
Name of Entity (a)       Jurisdiction                        Doing Business As
--------------------     -----------------------   ----------------------------
The Ohio operations                Ohio            Ohio operations and Vectren
                                                   Energy Delivery of Ohio, Inc.

(a) Significant subsidiary as calculated under Rule 1-02(w) of Regulation S-X.